UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2025

KOIL ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Rankin Road, Houston, TX 77073

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. - Entry into a Material Definitive Agreement.

The information in Item 5.02, under the caption “Employment Agreement,” is incorporated by reference into this Item 1.01.

Item 5.02. – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mads Andersen as Director

Effective as of April 21, 2025, Mads Andersen, age 59, was appointed to the Board of Directors of Koil Energy Solutions, Inc. (the “Company”) as an independent, non-executive director.

Since 2016, Mr. Andersen has served as the CEO of the Norway-based energy services company Aibel ASA, with five thousand employees and annual revenues of US $1.5 billion. He has more than three decades of experience in the international oil & gas and energy services industry. Most recent roles include Divisional President of SLB OneSubsea LLC 2012 to 2016 and Executive Vice President of Aker Solutions ASA from 2003 to 2012. Mr. Andersen holds a master's degree in mechanical engineering from the University of Glasgow, Scotland.

In connection with his appointment to the Board of Directors, Mr. Andersen received the following:

(i)	a lump sum in cash retainer of $20,000;
(ii)	restricted stock unit award valued at $30,000 at time of award with one-year cliff vesting; and
(iii)	stock options for 50,000 shares.

Appointment of Kurt Keller as Chief Financial Officer

On April 21, 2025, the Company announced the appointment of Kurt Keller as the chief financial officer (CFO) of the Company. Mr. Keller, age 55 has two decades of financial leadership experience from middle-market companies, where he has successfully scaled operations and transformed businesses, growing revenues from $20 million to $100 million. Before joining the Company he was the CFO of PurgeRite , a provider of mechanical flushing services from 2023 to 2024 and was CFO at SunGrid Solutions, a battery-storage EPC contractor from 2022 to 2023. From 2018 to 2022, he served as CFO at Mantis Innovation Group, a construction and facilities services firm. From 2007 to 2017, he was the CFO of Navasota Energy Services, a builder and operator of power generation facilities. From 1999 to 2006, he provided transaction advisory services at Deloitte. He earned a BA in economics from Baylor University and an MBA from Vanderbilt University. Mr. Keller holds both the Chartered Financial Analyst (CFA) designation and Certified Management Accountant (CMA) certification.

Employment Agreement

Effective April 21, 2025 (the “Effective Date”), the Company entered into an employment agreement with Mr. Keller (the “Employment Agreement”).

Under the terms of the Employment Agreement, Mr. Keller is entitled to receive an annual base salary (the amount of which is $250,000), subject to annual adjustment by the Company’s board of directors (the “Board”). Mr. Keller is also entitled to receive an annual bonus based upon the achievement of financial objectives by the Company, which objectives shall be set by the Board annually. Further, the Employment Agreement provides that Mr. Keller is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to all other peer executives of the Company, to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company for other peer executives, and to receive reimbursement for reasonable business expenses. In the event of a change of control (as defined in the Employment Agreement), the awards and grants to Mr. Keller that are comprised of or based upon equity securities under the Company’s plans, practices, policies and programs will immediately vest.

The Employment Agreement provides that if any payment or distribution to an Executive would be subject to any additional tax or excise tax, or any interest or penalties are incurred by Mr. Keller with respect to such excise tax, then Mr. Keller will be entitled to receive from the Company an additional payment (“Gross-Up Payment”) in an amount such that after payment of all taxes Mr. Keller will retain an amount of the Gross-Up Payment equal to the tax imposed upon such payment or distribution.

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In the event of termination of Mr. Keller’s employment for any reason, Mr. Keller will be entitled to receive all accrued, unpaid salary and vacation time through the date of termination and all benefits to which Mr. Keller is entitled or vested under the terms of all employee benefit and compensation plans, agreements and arrangements in which Mr. Keller is a participant as of the date of termination. In addition, subject to executing a general release in favor of the Company, Mr. Keller will be entitled to receive certain severance payments in the event his employment is terminated by the Company “other than for cause” or by Mr. Keller with “good reason.” These severance payments include the following:

(i)	a lump sum in cash equal to six months Mr. Keller’s annual base salary (at the rate in effect on the date of termination);
(ii)	a lump sum in cash equal to a pro rata portion of the annual bonus payable for the period in which the date of termination occurs based on the actual performance under the Company’s annual incentive bonus arrangement; provided, however, that such pro rata portion shall be calculated based on Mr. Keller’s annual bonus for the previous fiscal year; provided further that if no previous annual bonus has been paid to Mr. Keller, then the lump sum cash payment shall be no less than fifty percent of Executive’ annual base salary; and
(iii)	if Mr. Keller’s termination occurs prior to the date that is twelve months following a Change in Control (as defined in the Employment Agreement), then each and every share option, restricted share award and other equity-based award that is outstanding and held by Mr. Keller shall immediately vest and become exercisable.

Mr. Keller has agreed, during the term of his employment and for a period of six months after his termination, not to engage in Competition (as defined in the Employment Agreement) with the Company, solicit business from any customer or potential customer of the Company, solicit the employment or services of any person employed by or a consultant to the Company on the date of termination or with six months prior thereto, or otherwise knowingly interfere with the business or accounts of the Company or any of its subsidiaries.

The Employment Agreement also provides that the Company, to the extent permitted by applicable law and the by-laws of the Company, will defend, indemnify and hold harmless Mr. Keller from any and all claims, demands or causes of action, including reasonable attorneys’ fees and expenses, suffered or incurred by Mr. Keller as a result of the assertion or filing of any claim, demand, litigation or other proceedings based upon statements, acts or omissions made by or on behalf of Mr. Keller pursuant to the Employment Agreement or in the course and scope of Mr. Keller’s employment with the Company. The Company will also maintain and pay all applicable premiums for directors’ and officers’ liability insurance which shall provide full coverage for the defense and indemnification of Mr. Keller, to the fullest extent permitted by applicable law.

In connection with entering into the Employment Agreement, the Company granted 80,000 shares of restricted stock, and options for 160,000 shares, to Mr. Keller. Each of the foregoing will vest in three equal installments on the anniversaries of the grant date.

The above description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

No family relationship exists between either Mr. Andersen or Mr. Keller and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Andersen, Mr. Keller and any other person pursuant to which either Mr. Andersen or Mr. Keller was selected as a director or officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Andersen or Mr. Keller had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

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Item 7.01. – Regulation FD Disclosure.

On April 21, 2025, the Company issued a press releases announcing the appointment of Mr. Andersen to the Board, and the employment of Mr. Keller as CFO. Copies of these press releases are furnished herewith as Exhibits 99.1 and 99.2.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. – Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Koil Energy Solutions, Inc. and Kurt Keller, effective April 21, 2025
99.1	Press Release issued by Koil Energy Solutions, Inc., dated April 21, 2025
99.2	Press Release issued by Koil Energy Solutions, Inc., dated April 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2025	KOIL ENERGY SOLUTIONS, INC.

	By:	/s/ Erik Wiik
Erik Wiik
President and Chief Executive Officer

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